ASSIGNMENT OF AN OIL AND GAS INTEREST

THIS ASSIGNMENT made and entered into this the 20th day of May, 2020, by and between Frank Freeman, 2423 Garrett Hollow Road, Bowling Green, Kentucky 42101, hereinafter referred to as "Assignor" and Nowea, Inc., whose address is 2210 Front Street, Suite 204 Melbourne, Florida 32901, hereinafter referred to as "Assignee".

WITNESSETH

That the Assignor for and in consideration of the sum of One Dollar ($1.00), cash in hand, as well as other valuable consideration, the receipt of which is hereby acknowledged, has bargained and sold and by these presents does hereby sell, assign, remise, transfer and convey unto the ASSIGNEE ITS HEIRS AND ASSIGNS an interest equal to Eighty Percent (80%) net working interest in and to the two oil and gas wells listed below located on the 52-acre lease known as the Frederick G. Devries lease as well as all equipment on the lease used to operate the wells, including but not limited to pump jacks, tanks, flow lines, electric lines and downhole equipment more specifically described as follows:

Devries #1, Permit #: 103732
15 G 36
1233' FSL 2160' FWL

Devries #3, Permit #: 104107
15 G 36
926' FSL 1903' FWL

Assignor acquired his interest in the above described Lease from Cody Francis, by Assignment dated May 14, 2020, of record in Deed Book 1205, Page 499, records of the Warren County Clerk's Office.

IT IS HEREBY AGREED AND UNDERSTOOD BETWEEN THE PARTIES AS FOLLOWS:

1. Assignee shall receive the Eighty Percent (80%) net working interest in the two oil and gas wells listed above on the 52-acre lease known as the Devries Lease.

2. The term of this assignment shall be for one (1) year and for so long thereafter as oil is produced from the subject lease by Assignee. In the event that the Assignee does not produce from the Lease for a period of one (1) year, then this Assignment shall terminate.

3. Assignee shall become the operator of record. Assignee shall have no obligation to drill additional wells.

4. Assign shall hold Assignor harmless and indemnify it from any and all claims associated with its operation and from any and all claims of any of its investors.

5. This Assignment is subject to a 20% landowner royalty and that the net revenue

interest received by Assignee herein to any oil and gas produced from any locations hall be an 80% net revenue interest.

6. The undersigned hereby covenant with Assignee, its successors and/or assigns, that Assignor is the lawful owner of the fractioned interest in and to the specific location to be assigned on such leasehold estate. The undersigned has a good right and authority to sell and assign same, and that such right and interest in said locations are free and clear from all lien and encumbrances, and that all rentals and royalties due and payable thereunder, if any, have been paid.

7. Assignee shall assume all responsibility and liability heretofore being the responsibility of Assignor to plug any well location that may be drilled on the locations selected by Assignee that is the subject matter of this Assignment, and to otherwise comply with all rules and regulations of the Department of Mines and Minerals and the Commonwealth of Kentucky pertaining to permitting, bonding, and operating of such well locations, and assume and hold harmless the undersigned from such liabilities.

ASSIGNOR:

[signature]
FRANK FREEMAN

State of Kentucky }
}
County of Warren }

Subscribed and sworn and Acknowledged before me by Frank Freeman on this the 20th day of May, 2020.

[signature]
NOTARY PUBLIC-STATE AT LARGE
My Commission Expires 9/8/2022
ID#564591

Prepared by:

[signature]
Kevin L. Goff
Goff Law Firm, PLLC
1104 Fairview Avenue
Post Office Box 1737
Bowling Green, Ky 42102
270-843-0099

DOCUMENT NO: 1140509
RECORDED:May 21,2020 11:25:00 AM
TOTAL FEES: $50.00
COUNTY CLERK: LYNETTE YATES
DEPUTY CLERK: BAILEY ADAMS
COUNTY: WARREN COUNTY
BOOK: D1205 PAGES: 865 - 866